Exhibit 99.1

Apple Hospitality REIT Completes Acquisition of Residence Inn by Marriott Seattle South/Renton

RICHMOND, Va. (October 19, 2023) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced that it has completed the acquisition of the 146-room Residence Inn by Marriott Seattle South/Renton (the “Hotel”) for approximately $55.5 million, or $380,000 per key.

“We are pleased to further diversify and enhance our portfolio with the acquisition of this recently-built, extended-stay hotel in Renton,” said Nelson Knight, President, Real Estate and Investments of Apple Hospitality. “Renton is well known for its strong business environment that spans aviation, aerospace, manufacturing, technology, life science and medical. Located in close proximity to downtown Seattle and downtown Bellevue, Renton provides easy access to sporting events and to the area’s many outdoor activities. The Residence Inn is ideally located near a variety of guest amenities and benefits from the diversity of Renton’s business and leisure demand generators. Given the strength of our operating performance and the flexibility of our balance sheet, we are uniquely positioned within the current transaction environment to be acquisitive and to meaningfully enhance long-term shareholder value. We have three additional hotels under contract for purchase and continue to underwrite numerous opportunities.”

The Residence Inn Seattle South/Renton opened in August 2019 and is located at 1200 Lake Washington Boulevard North, Renton, Washington. The Hotel is less than one mile from The Boeing Company’s Renton production facility, known for its assembly of the Boeing 737 family of commercial airplanes, and just over one mile from PACCAR Inc’s Kenworth truck assembly plant in Renton. In addition, the Hotel is ideally situated across from Gene Coulon Memorial Beach Park, which provides access to the southeastern shore of Lake Washington, near a variety of stores and restaurants, and convenient to the Virginia Mason Athletic Center, home of the Seattle Seahawks’ headquarters and training facility. Tukwila Station, serving the Sounder commuter rail, and Seattle-Tacoma International Airport are each just a short drive from the Hotel. According to data provided by STR for the trailing twelve months ended August 31, 2023, as compared to the same period of 2022, revenue per available room (“RevPAR”) for the Bellevue/East, WA submarket improved by more than 16%.

As previously announced, the Company continues to have three additional hotels under contract for purchase:

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The 192-room Embassy Suites by Hilton South Jordan Salt Lake City for a total purchase price of approximately $36.8 million, or $191,000 per key, which the Company anticipates acquiring during the fourth quarter 2023.
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An Embassy Suites by Hilton currently under development in downtown Madison, Wisconsin, for an anticipated total purchase price of approximately $78.6 million with an expected 260 rooms, which the Company anticipates acquiring in mid-2024 following completion of construction.
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A Motto by Hilton to be developed in downtown Nashville, Tennessee, for an anticipated total purchase price of approximately $96.7 million with an expected 256 rooms, which the Company anticipates acquiring in 2025 following completion of construction.

There are many conditions to closing on each of these hotels that have not yet been satisfied, and there can be no assurance that closings on these hotels will occur under the outstanding purchase contracts.

Following the acquisition of the Residence Inn Seattle South/Renton, the Apple Hospitality hotel portfolio includes 223 hotels with 29,409 guest rooms geographically diversified throughout 37 states.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 223 hotels with more than 29,400 guest rooms located in 87 markets throughout 37 states as well as one property leased to third parties. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 99 Marriott-branded hotels, 119 Hilton-branded hotels and five Hyatt-branded hotels. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism, travel-related health concerns, including COVID-19 or other widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.